Exhibit 10.25

LEASE RENEWAL ADDENDUM

DATE:	March 2, 2008
ADDRESS:	4665 SOUTH ASH AVENUE
SUITE:	G-19 & G-20
CITY/STATE/ZIP:	TEMPE, ARIZONA
LESSOR:	CARLETON PARK ASSOCIATES, L.L.C. SUCCESSOR IN INTEREST TO CARLETON INVESTORS, L.L.C.
LESSEE:	SCANNER TECHNOLOGIES CORPORATION, A MINNESOTA CORPORATION

The above named Lessee will be renewing the Lease Agreement dated December 7, 2000 and Amended December 15, 2003, January 21, 2004, February 19, 2004 and January 29, 2007. The terms and conditions shall remain in full force and effect with the exception of the following:

1.	Paragraph 2, Premises. Lessee shall vacate Suite G-19 by March 31, 2008 and retain occupancy of Suite G-20. Lessee agrees to leave Suite G-19 in a “broom clean” condition.

2.	Paragraph 3, Term in the above referenced Lease Agreement shall be amended as follows:

The term for Suite G-20 shall be extended an additional TWELVE (12) MONTHS, commencing April 1, 2008 and the expiration date of the Lease Term shall be March 31, 2009.

3.	Paragraph 4, Rent of the above referenced Lease Agreement shall be amended as follows:

04/01/08 through 03/31/09 @ $4,141.64/Mo. + Rental Tax

4.	Lessee’s pro rata share of the complex shall be amended from 4.9965% to 3.481% commencing April 1, 2008.

5.	Lessee agrees to retain occupancy of Suite G-20 in an “as is” condition and Lessor, at Lessor’s expense, shall complete the improvements outlined on Exhibit F attached hereto.

6.

This Lease Renewal Addendum may be executed via facsimile and in counterparts and each executed counterpart shall for all purposes be deemed an original and shall have the same force and effect as an original, but all of which together shall constitute in the aggregate, but one and the same instrument.

7.	Should there be any conflict between the above referenced Lease Agreement, Addendum, any subsequent Lease Amendments, and this Lease Renewal Addendum, this Lease Renewal Addendum shall control.

8.	All other terms and conditions of the above referenced Lease Agreement shall remain in full force and effect.

READ, ACCEPTED AND APPROVED:

LESSOR:    CARLETON PARK ASSOCIATES, L.L.C.

By:	/s/ John Bertram
John Bertram

LESSEE:    SCANNER TECHNOLOGIES CORPORATION, A MINNESOTA CORPORATION

By:	/s/ David P. Mork

Its:	President

EXHIBIT F

(Drawing is not to scale)

Note: All square footage referenced is approximate and based upon Boma 96 Standards/

Lessor, at Lessor’s expense, shall complete the following improvements during April, 2008;

A.)

Close the restroom corridor hall and provide Suite G-19 with exclusive access to the west restroom “WRR”. The air conditioning servicing restrooms WRR and ERR both connected to an HVAC om Suite G-20. Lessee, at Lessee’s expense will be paying the electrical for restroom WRR during the term of this renewal.

B.)	Lessor shall install a drywall ceiling over the G-19 portion of the restroom corridor.
C.)	Lessor shall close the north demising wall penetration between Suites G-19 and G-20.

Accepted and Approved:	/s/ JB	/s/ DM
	Lessor’s Initials	Lessee’s Initials